EXHIBIT 10.02


                  L O A N   A G R E E M E N T


                            Between


                PANDA INTERFUNDING CORPORATION,
                           as Lender


                              and


               PANDA CAYMAN INTERFUNDING COMPANY,
                          as Borrower














                     Dated as July 31, 1996

                       TABLE OF CONTENTS


ARTICLE 1 GENERAL TERMS                                         2
Section 1.01   Terms Defined Above                              2
Section 1.02   Certain Definitions                              2
Section 1.03   Accounting Principles                            7

ARTICLE 2 AMOUNT AND TERMS OF LOAN                              7
Section 2.01   Loans and Notes                                  7
Section 2.02   Interest Rate                                    7
Section 2.03   Computation                                      7
Section 2.04   Prepayments; Redemptions                         8
Section 2.05   Payment Procedure                                8
Section 2.06   Business Days                                    8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES                        9
Section 3.01   Corporate Existence.                             9
Section 3.02   Corporate Power and Authorization                9
Section 3.03   Binding Obligations                              9
Section 3.04   No Consent; Legal Bar or Resultant Lien          9
Section 3.05   Titles, etc.                                    10
Section 3.06   Defaults                                        10
Section 3.07   Use of Proceeds                                 10
Section 3.08   Compliance with Law                             10

ARTICLE 4 AFFIRMATIVE COVENANTS                                11
Section 4.01   Maintenance                                     11
Section 4.02   Further Assurances                              11
Section 4.03   Performance of Obligations                      11
Section 4.04   Reimbursement of Expenses                       11

ARTICLE 5 NEGATIVE COVENANT                                    12

ARTICLE 6 EVENTS OF DEFAULT                                    12
Section 6.01   Events                                          12
Section 6.02   Remedies                                        12
Section 6.03   Right of Set-off                                12

ARTICLE 7 CONDITIONS OF LENDING                                13
Section 7.01   Loans                                           13

ARTICLE 8 MISCELLANEOUS                                        14
Section 8.01   Notices                                         14
Section 8.02   Amendments and Waivers                          14
Section 8.03   Invalidity                                      14
Section 8.04   Survival of Agreements                          14
Section 8.05   Successors and Assigns                          14
Section 8.06   Renewal, Extension or Rearrangement             14
Section 8.07   Cumulative Rights                               14
Section 8.08   Singular and Plural                             15
Section 8.09   Construction                                    15
Section 8.10   Interest                                        15
Section 8.11   Entire Agreement                                16
Section 8.12   Exhibits                                        16
Section 8.13   Titles of Articles, Sections and Subsections    16
Section 8.14   Counterparts                                    16

Exhibit A - Form of Note




                         LOAN AGREEMENT


      THIS LOAN AGREEMENT is made and entered into as of July 31, 1996, by and between PANDA CAYMAN INTERFUNDING COMPANY, a Cayman Islands exempted company, with a principal address of in care of Maples and Calder, Ugland House, South Church Street, Grand Cayman, Cayman Islands, British West Indies (the "Borrower"), and PANDA INTERFUNDING CORPORATION, a Delaware corporation, with offices at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244 ("PIC").

                            RECITALS

     WHEREAS, PIC has formed Panda Funding Corporation, a Delaware corporation ("Panda Funding") as a special purpose, wholly-owned finance subsidiary to issue debt securities constituting the Bonds described below;

     WHEREAS, Panda Funding, PIC and Bankers Trust Company, as Trustee, a New York banking corporation (the "Trustee"), (as trustee for the holders of the Bonds described below) are party to an Indenture dated as of July 31, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), providing, subject to the terms and conditions thereof, for the issuance by Panda Funding from time to time of certain Pooled Project Bonds (the "Bonds"), including, without limitation, $105,525,000 initial aggregate principal amount of 11 5/8% Pooled Project Bonds, Series A due 2012 (the "Series A Bonds");

     WHEREAS, Panda Funding will loan the entire proceeds of the issuance of the Series A Bonds (the "PIC Loan") to PIC, which PIC Loan will be made under a Loan Agreement dated of even date with the Indenture by and between Panda Funding and PIC (the "PIC Loan Agreement") and evidenced by a promissory note (the "Initial PIC Note") of PIC dated July 31, 1996, and payable to Panda Funding;

     WHEREAS, Panda Funding may from time to time loan the proceeds of subsequent series of Bonds (the "Additional PIC Loans") to PIC, which Additional PIC Loans will be made under the PIC Loan Agreement and evidenced by promissory notes (the "Additional PIC Notes") of PIC payable to Panda Funding;

     WHEREAS, PIC may from time to time, on-lend the proceeds of the PIC Loan or the Additional PIC Loans to the Borrower pursuant to the terms of this Agreement;

     WHEREAS, to induce the purchase of the Bonds by the Holders, which Borrower acknowledges is of substantial benefit to it (as a potential ultimate recipient of certain proceeds of the Bonds via loans made by PIC to it hereunder) and of substantial benefit to its parent, PIC, as the recipient of the PIC Loan evidenced by the Initial PIC Note and pursuant to Additional PIC Loans evidenced by Additional PIC Notes, of the proceeds of the issuance of the Bonds, Borrower has agreed to enter into this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans hereinafter referred to, the Borrower and PIC agree as follows:

                           ARTICLE 1

                         GENERAL TERMS

Section 1.01 Terms Defined Above. As used in this Loan Agreement, the terms "Borrower" and "PIC" and the capitalized terms defined in the Recitals shall have the meanings indicated above. Certain other capitalized terms used herein that are not defined herein shall have the meanings given such terms in the Indenture.

Section 1.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

"Agreement" shall mean this Loan Agreement, as the same may from time to time be amended or supplemented.

"Business Day" shall mean a day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York, New York, Dallas Texas, the Cayman Islands or any city in which the Trustee's corporate trust office, the Collateral Agent's principal office or the International Collateral
Agent's principal office is located, are authorized or required to be closed.

"Capital Lease" shall mean any lease of property, real or personal, which in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee thereof.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations under Capital Leases of such Person, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others to the extent Guaranteed by such Person, (vii) all obligations under letters of credit issued for the account of such Person, (viii) all obligations of such Person under trade or bankers' acceptances and (ix) all obligations of such Person under any agreements or options providing for swaps, ceiling rates, floor rates, contingent participation or other hedging mechanisms with respect to the payment of interest.

"Default" shall mean the occurrence of any of the events specified in Section 6.01, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

"Event  of Default" shall mean the occurrence of any of  the
events   specified  in  Section  6.01,  provided  that   any
requirement for notice or lapse of time or any other condition precedent has been satisfied.

"Excepted Liens" shall mean: (i) Liens created or otherwise expressly permitted or required to exist by this Agreement or any other Transaction Document (as defined in the Indenture); (ii) Liens for taxes, assessments, charges, levies, claims or obligations which are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest by the Borrower; (iii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a Good Faith Contest; (iv) with respect to Property of the Borrower or any Subsidiary or the Project Distributions (as defined in the Indenture) of the Borrower or any Subsidiary, Liens required or permitted to exist by the Project Agreements if such Liens were required to exist or existed (A) on the date the Series A Bonds are issued or
(B) with respect to Liens upon or with respect to Property or the Project Distributions relating to a particular Project (as defined in the Indenture), at the time PIC or any PIC Entity (as defined in the Indenture) makes its initial capital contribution or purchase price payment with respect to such Project or receives interests in such Project acquired subsequent to such initial contribution or payment, or any replacement or successor Lien created in connection with the refinancing of any Project, provided such replacement or successor Lien shall not secure any monetary obligation materially greater than the Lien it replaces or succeeds or encumber any Property not subject to the Lien it replaces or succeeds unless (and only to the extent that) the provisions for incurring or refinancing Project Debt (as defined in the Indenture) contained in
Section 7.23 of the Indenture have been satisfied; (v) Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations; and (vi) with respect to Property of, or Project Distributions to, the Borrower or any of its Subsidiaries, Liens other than to secure Debt, provided such Lien could not reasonably be expected to (A) result in a Material Adverse Change or (B) materially diminish the value of, or the security offered by, the Property subject to such Lien.

"GAAP"   shall  mean,  as  of  any  date  of  determination,
generally accepted accounting principles then in effect in the United States of America.

"GAAP Reserves" shall mean, with respect to any item which is the subject of a Good Faith Contest, accounting reserves which are established and maintained pursuant to GAAP.

"Good Faith Contest" means the contest of an item if: (i) the item is diligently contested in good faith by appropriate proceedings timely instituted, GAAP Reserves are established and maintained to the extent required by GAAP with respect to the contested item and, during the period of such contest, the enforcement of any contested item is effectively stayed; or (ii) the failure to pay or comply with the contested item during the period of such contest could not reasonably be expected to result in a Material Adverse Change.

"Government Rule" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, code, license, directive, guideline, policy or rule of common law, requirement of, or other governmental restriction or any judicial or administrative interpretation thereof by a Governmental Authority, including any judicial or administrative order, consent decree or judgment or similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

"Guaranty" by any Person shall mean any guaranty, surety, note or other obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, notes or services, to take-or-pay, or to maintain financial statement conditions or otherwise); (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (iii) to reimburse any Person for the payment by such Person under any letter of credit, surety, note or other guaranty issued for the benefit of such other Person, but excluding (x) endorsements for collection or deposit in the ordinary course of business or (y) indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The term "Guaranty" or "Guaranteed" used as a verb shall have a correlative meaning.

"Highest Lawful Rate" shall mean the lesser of 15% per annum and the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on any Note or on other Indebtedness, as the case may be, under the law of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement), or law of the United States of America applicable to PIC and the Transactions which would permit PIC to contract for, charge, take, reserve or receive a greater amount of interest than under New York (or such other jurisdiction's) law.

"Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to PIC in connection with the Notes or any Security Instruments, including this Agreement.

"Lien" shall mean any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other), or preference, priority or other security agreement or payment arrangement or encumbrance of any kind or nature whatsoever which has the practical effect of constituting a security interest (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code of the State of New York or comparable law of any jurisdiction, domestic or foreign).

"Loan or Loans" shall mean any loan or loans made by PIC  to
the  Borrower   pursuant to the terms of this Agreement  and
evidenced by the Notes.

"Material Adverse Change" shall mean (i) a material adverse change in the business, results of operations, condition (financial or otherwise) or property of the Borrower, in each case to the extent that such change could be reasonably expected to have a material adverse effect on the Borrower or the Borrower's ability to make payment on the Notes or
(ii) any event or occurrence of whatever nature, which in any case has a material adverse effect on the ability of the Borrower individually or of the Borrower on a consolidated basis to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet its obligations under the Notes, this Agreement or the other Security Instruments on a timely basis.

"Notes" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.01 and being respectively in the form of note attached as Exhibit A, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

"Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Security Instruments" shall mean this Agreement, the agreements or instruments described or referred to in
Section 7.01(c) and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of, the Loans, the Notes or this Agreement, as such agreements may be amended or supplemented from time to time.

"Subsidiary" shall mean, in respect of any Person, a corporation, partnership, limited liability company or other entity, (i) at least a 50% (direct or indirect) ownership or equivalent interest of the outstanding Voting Stock of which are owned, directly or indirectly, by such Person or (ii)
(a) at least a 25% (direct or indirect) ownership or equivalent interest of the outstanding Voting Stock are owned, directly or indirectly, by such Person and (b) such Person exercises a controlling influence over the management and policies with respect to such corporation, partnership, limited liability company or other entity, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise, provided that no other entity has greater control than such Person over the management and policies of such corporation, partnership, limited liability company or other entity.

"Transactions" shall mean the transactions provided for in and contemplated by this Agreement, the other Security
Instruments and the Notes.

"Voting Stock" shall mean (i) all capital stock of a corporation normally entitled to vote in the election of directors or other governing body of such corporation (without regard to any contingency, whether or not such contingency has occurred) and (ii) in respect of a partnership or other entity that is not a corporation, all ownership interests therein normally entitled to vote in the election of persons analogous to directors or, if there are no analogous persons, then normally entitled to participate in the direction of the management of such entity (without regard to any contingency, whether or not such contingency has occurred).

     Section 1.03 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other account ing computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP applied on a basis consistent, except where such principles are inconsistent with the requirements of this Agreement.

                           ARTICLE 2

                    AMOUNT AND TERMS OF LOAN

     Section 2.01 Loans and Notes. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, PIC agrees to make from time to time Loans to the Borrower out of the proceeds of the Initial PIC Loan and Additional PIC Loans. Each Loan made by PIC to the Borrower hereunder shall be evidenced by the Borrower's issuance, execution and delivery of a Note dated the date of such Loan and in the form set forth as Exhibit A attached hereto. The payment terms of each Note shall provide for payments of interest and principal upon the same terms as the PIC Loan providing the proceeds for such Loan and in such amounts necessary to reflect the pro rata portion that such Loan constitutes of the applicable PIC Loan. The terms of each Loan shall provide for payments sufficient to allow PIC to make payments of interest and principal due and owing on the applicable PIC Note to Panda Funding. It is the intent of PIC and the Borrower that payments made with respect to any Note issued and delivered hereunder shall be ultimately used to retire the indebtedness evidenced by the corresponding Series of Bonds issued by Panda Funding under the Indenture.

     Section 2.02 Interest Rate. The Notes shall bear interest from the date thereof until maturity at the rate set forth in such Notes (but in no event to exceed the Highest Lawful Rate).

     Section 2.03 Computation. All payments of interest shall be computed on the per annum basis of a year of 365 or 366 days, as the case may be, and for the actual number of days (including the first day but excluding the last day) elapsed.

    Section 2.04 Prepayments; Redemptions. The Borrower shall not be permitted to prepay the principal amount of the Notes out standing hereunder at any time in whole or in part, except that the Borrower shall: (a) make mandatory prepayments on the Notes
outstanding   hereunder   to  correspond   with   any   mandatory
prepayments required to be made by PIC on the applicable Initial PIC Loan or Additional PIC Loans pursuant to the PIC Loan Agreement and (b) on the first Business Day of each month, pay to PIC an amount equal to the lesser of (i) the amount on deposit in the International Project Account, as defined in the Indenture, and (ii) the amount of principal due and payable on any outstanding Note (including accrued interest thereon and any past
due   amounts)  on  the  payment  date  for  regularly  scheduled installments of principal or interest thereon next following  the
day   immediately   preceding  such   monthly   prepayment   date
immediately the first Business Day of such month. With respect to prepayments made pursuant to Section 2.04(b), the Borrower shall pay to PIC on the regularly scheduled payment date for payments of principal and interest on the applicable Notes a prepayment premium in an amount equal to the difference between the amount of interest that would have accrued on such Notes during such period if such prepayments had not been made and the
actual   amount  of  interest  paid  as  a  component   of   such
prepayments.

In addition, upon the occurrence of an Event of Default as defined in the Indenture, PIC shall have the right, but not the obligation, to require that the Borrower make a redemption of the outstanding principal balance of the Notes, plus all accrued interest thereon, upon Borrower's receipt of written notice from PIC electing such right of redemption.

     Section 2.05 Payment Procedure. All payments and prepayments made by the Borrower under the Notes or this Agreement shall be made by making, or causing to be made, such transfers of sums on deposit in the International Project Account in the manner set forth in, and as required by, Section 4.2 of the Indenture. After all of the Bonds of any Series have been retired and all interest and applicable premiums, if any, due thereon have been paid or provision for such retirement and payment has been made, and all compensation and expenses of the Trustee, the Collateral Agent (as defined in the Indenture) and any Paying Agent (as defined in the Indenture) have been paid or provision for such payment has been made, any excess moneys remaining in the International Accounts and Funds shall forthwith be paid by the Trustee to PIC in the manner prescribed by the last sentence of
Section 6.1 of the Indenture.

     Section 2.06 Business Days. If the date for any payment or prepayment with respect to any Note or this Agreement falls on a day which is not a Business Day, then for all purposes of the Notes and this Agreement the same shall be deemed to have fallen on the immediately preceding Business Day.

                           ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES

     In order to induce PIC to enter into this Agreement, the Borrower
represents  and  warrants  to  PIC  (which  representations   and
warranties will survive the delivery of the Notes and the making of the Loans thereunder) that:

     Section 3.01 Corporate Existence. The Borrower is an exempted company duly organized and validly existing under the laws of the Cayman Islands. The Borrower has full power, authority and legal
right  to  enter into this Agreement and perform hereunder.   The
Borrower  is  duly  qualified  as a foreign  corporation  in  all
jurisdictions  wherein  the  Property  owned  or   the   business
transacted by it makes such qualification necessary.

     Section 3.02 Corporate Power and Authorization. The Borrower is duly authorized and empowered to create and issue the Notes;
and the Borrower is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement, to which it is a party; and all corporate action on the Borrower's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Security Instruments, including this Agreement, to which the Borrower is a party has been duly and effectively taken.

     Section 3.03 Binding Obligations. This Agreement does, and the Notes and other Security Instruments to which the Borrower is a party upon their creation, issuance, execution and delivery will, constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable
bankruptcy,   insolvency,  moratorium  or  other   similar   laws
affecting    creditor's   rights   generally   and   except    as
enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     Section 3.04 No Consent; Legal Bar or Resultant Lien. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required that has not been obtained for the due execution, delivery and performance by the Borrower of this Agreement, the Notes, and the Security Instruments.

     The execution, delivery and performance of this Agreement, the Notes and the Security Instruments will not (i) require any consent or approval of the Board of Directors or stockholders of the Borrower that has not been obtained; (ii) violate the provisions of the Borrower's Memorandum of Association or Articles of Association; (iii) violate the provisions of any law (including, without limitation, any usury law), regulation or order of any Governmental Authority applicable to the Borrower;
(iv) conflict with, result in a breach or constitute a default under any agreement relating to the management or affairs of the Borrower, or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of their material properties may be bound; or (v) result in or create any Lien (other than Excepted Liens) under, or require any consent under, any indenture or loan or credit agreement or any other material agreement, instrument or award of any Governmental Authority binding upon the Borrower or any of its properties.


     Section 3.05 Titles, etc. The Borrower has good title to its (individually or in the aggregate) Properties, free and clear of all Liens except (i) Liens and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by the Borrower of any of its Properties in the normal course of business as presently conducted or materially impair the value thereof for such business, or (ii) Excepted Liens and Liens otherwise permitted or contemplated by this Agreement or the other Security Instruments.

     Section 3.06 Defaults. The Borrower is not in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect which would have a Material Adverse Change) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower, or under any material agreement or other instrument to which the Borrower is a party or by which the Borrower is bound. No Default hereunder has occurred and is continuing.

     Section  3.07    Use  of  Proceeds.  The Borrower  will  use
the proceeds of the Loans and Notes to make loan or contribute equity to non-U.S. electric generation projects (including businesses substantially related thereto, such as a steam host affiliated therewith), to pay expenses of the Borrower and, to the extent that proceeds are thereafter available, to make loans to non-U.S.
Affiliates  (as  defined  in  the  Indenture)  of  Panda   Energy
International, Inc. for use in non-U.S. electric generation projects (including businesses substantially related thereto, such as a steam host affiliated therewith).

     Section 3.08   Compliance with Law.  The Borrower:

     (a)  is not in violation of any Government Rule; or

     (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its Properties or the conduct of its business;

which  violation  or  failure  would  have  (in  the  event  such
violation  or  failure  were  asserted  by  any  Person   through
appropriate action) a Material Adverse Change.


                           ARTICLE 4

                     AFFIRMATIVE COVENANTS

     The Borrower will at all times comply with the covenants contained in this Article 4, from the date hereof and for so long as any part of the Indebtedness is outstanding.

     Section 4.01 Maintenance. The Borrower will (i) maintain its legal existence, rights and franchises; (ii) observe and comply with all Government Rules; and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

     Section 4.02 Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including this Agreement. The Borrower will promptly execute and deliver to PIC, or its successor or assigns, upon request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or accomplishment of the covenants and agreements of the Borrower in the Security Instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

     Section 4.03 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof (subject to Section 6.01 hereof); and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

     Section 4.04 Reimbursement of Expenses. The Borrower will, upon request, promptly reimburse PIC or the holder of the Notes for all amounts expended, advanced or incurred by PIC or such holder to satisfy any obligation of the Borrower under this Agreement or any other Security Instrument, or to collect the Notes, or to enforce the rights of PIC under this Agreement or any other Security Instrument, which amounts will include all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by the PIC or such holder in connection with any such matters.

                           ARTICLE 5

                       NEGATIVE COVENANT

From the date hereof and for so long as any part of the Indebtedness is outstanding, the Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 3.07.

                           ARTICLE 6

                       EVENTS OF DEFAULT

      Section 6.01 Events. It shall constitute an Event of Default under this Agreement if default is made in the payment or prepayment when due of any installment of principal or interest on  the  Notes  or  of  any  fee provided  for  herein  or  other
Indebtedness;  provided,  however,  that  any  failure  to   make
payments or prepayments when due as required by this Agreement (other than redemptions pursuant to the last sentence of Section 2.04) shall not be an Event of Default hereunder if there are no funds on deposit in the International Project Account as of such date (as defined in the Indenture).

     Section 6.02 Remedies. Upon the occurrence and at any time during the continuance of any other Event of Default specified in
Section   6.01,  PIC  may  by  written  notice  to  the  Borrower
(i) declare the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon to be immediately due and payable without presentment, demand, notice of intent to accelerate, notice of acceleration, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower, and/or
(ii) terminate the lending obligations, if any, of PIC hereunder.

     Section 6.03 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, or if the Borrower becomes insolvent, however evidenced, PIC is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebted ness at any time owing by PIC to or for the credit or the account of the Borrower against any and all of the Indebtedness of the Borrower, irrespective of whether or not PIC shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. PIC agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of PIC under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which PIC may have.

                           ARTICLE 7

                     CONDITIONS OF LENDING

The obligations of PIC to make the Loans pursuant to this Agreement are subject to the conditions precedent stated in this
Article 7.

     Section 7.01 Loans. The obligation of PIC to make the Loans under this Agreement is subject to the following conditions precedent wherein each document to be delivered to PIC shall be in form and substance satisfactory to it:

     (a) Notes - the Borrower shall have duly and validly issued, executed and delivered the applicable Note to PIC evidencing the Debt of such Loan;

     (b) Secretary's Certificate - PIC shall have received a certificate of the Secretary or Assistant Secretary of the Borrower setting forth resolutions of its board of directors with respect to the authorization of such Note, this Agreement and any other Security Instruments provided herein and the officers of the Borrower authorized to sign such instruments, and specimen signatures of the officers so authorized;

     (c) No Event of Default - the fact that immediately after such Loan, no Event of Default shall have occurred and be continuing;

     (d) Representations and Warranties - the fact that the representations and warranties of the Borrower contained in this Agreement or any other Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) are true and correct in all material respects on and as of the date of such loan; and

     (e) Proceeds of PIC Loans - PIC shall have received the proceeds of each applicable PIC Loan from Panda Funding constituting the proceeds of a Series of Bonds relating to the Loan or Loans made hereunder.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in Subsections (c) and (d) of this Section.

                           ARTICLE 8

                         MISCELLANEOUS

     Section 8.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement, the other Security Instruments (except as may otherwise be expressly required therein) or the Notes shall be in accordance with the terms of Section 1.5 of the Indenture; provided, however, that the address for the Borrower for such purpose shall be its address shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished PIC in writing.

     Section 8.02 Amendments and Waivers. Any provision of this Agreement, the other Security Instruments or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and PIC.

      Section 8.03 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Security Instrument shall, for any reason, be held invalid,
illegal   or  unenforceable  in  any  respect,  such  invalidity,
illegality  or  unenforceability  shall  not  affect  any   other
provision  of  the  Notes, this Agreement or any  other  Security
Instrument.

     Section 8.04 Survival of Agreements. All representations and warranties of the Borrower herein or in the other Security Instruments, and all covenants and agreements herein not fully performed before the effective date or dates of this Agreement and of the other Security Instruments, shall survive such date or dates.

     Section 8.05 Successors and Assigns. All covenants and agreements contained by or on behalf of the Borrower in the Notes, this Agreement and any other Security Instrument shall bind its successors and assigns and shall inure to the benefit of PIC and its successors and assigns.

Section   8.06     Renewal,  Extension  or  Rearrangement.    All
provisions of this Agreement and of any other Security Instruments relating to the Notes or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by the Notes or of any part of such other Indebtedness.

     Section  8.07   Cumulative Rights.  Rights and remedie of PIC
under   the  Notes,  this  Agreement  and  each  other   Security
Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 8.08 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 8.09 Construction. This Agreement is, and each of the Notes will be, a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of New York, as such laws are now in effect and, with respect to usury laws, if any, applicable to PIC and to the extent allowed thereby, as such laws may hereafter be in effect which allow a higher maximum nonusurious interest rate than such laws now allow.

     Section 8.10 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to PIC and
the  Transactions.   Accordingly, if the  Transactions  would  be
usurious under applicable law, then, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Security Instrument or agreement entered into in connection with the Transactions or as security for the Notes, it is agreed as
follows:   (i)  the aggregate of all consideration  which  consti
tutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Notes, this Agreement or under any of such other Security Instruments or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of any Note is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be cancelled automatically and, if theretofore paid, shall be credited by PIC on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by PIC to the Borrower to the extent that PIC has received such payments from the Trustee under the terms of the Indenture). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and PIC does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to PIC for the use, forbearance or detention of sums included in the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so
that   the  rate  or  amount  of  interest  on  account  of   the
Indebtedness  does  not exceed the applicable usury  ceiling,  if
any.   As  used  in this Section 8.10, the term "applicable  law"
shall mean the law of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement), or law of
the   United  States  of  America  applicable  to  PIC  and   the
Transactions which would permit PIC to contract for, charge, take, reserve or receive a greater amount of interest than under New York (or such other jurisdiction's) law.

     Section 8.11 Entire Agreement. The Notes, this Agreement and the Security Instrument referred to in Section 7.01(c) embody the entire agreement and understanding between PIC and the Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.

     Section 8.12 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     Section 8.13 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counter part hereof; each counterpart shall be deemed an original, but
all   of  which  together  shall  constitute  one  and  the  same instrument.


     IN WITNESS WHEREOF, the parties hereto  have  caused   this
instrument to be duly executed as of the date first above written.

BORROWER:                     PANDA CAYMAN INTERFUNDING COMPANY



                              By    /S/
                              Name: William C. Nordlund
                              Title:Vice President


LENDER:                            PANDA INTERFUNDING CORPORATION



                               By    /s/
                               Name: William C. Nordlund
                               Title:Vice President



                           Exhibit A

                          FORM OF NOTE

$___________________                          [Date of Issuance]

FOR VALUE RECEIVED, PANDA CAYMAN INTERFUNDING CORPORATION, a Cayman Islands exempted company (the "Borrower"), does hereby promise to pay to the order of the PANDA INTERFUNDING CORPORATION (hereinafter called the "PIC") at the principal corporate trust office of BANKERS TRUST COMPANY, as trustee, a New York banking corporation (hereinafter called the "Trustee"), or any successor trustee acting as such under that certain Trust Indenture (the "Indenture") dated as of July 31, 1996, among Panda Funding Corporation, PIC and the Trustee in lawful money of the United States of America, the principal sum of ____________________________ DOLLARS ($____________), and to pay
interest on the unpaid principal amount hereof, in like money, at such office at the following rate [insert terms of interest payment to correspond to the terms contained in the applicable PIC Note] all as required in Article 2 of the Loan Agreement hereinafter referenced.

ALL SUMS paid hereon shall be applied first to the satisfaction of accrued interest and the balance to the unpaid principal.

Principal on this Note is due and payable on [insert terms of payment for principal to correspond to the terms contained in the applicable PIC Note] all as required in Article 2 of the Loan
Agreement.

THIS NOTE is a Note referred to the Loan Agreement dated as of July 31, 1996 by and between the Borrower and PIC (the "Loan Agreement"), and is subject to, and is executed in accordance with, all of the terms, conditions and provisions thereof, including those respecting prepayment and the acceleration of maturity and is further subject to all of the terms, conditions and provisions of the Indenture, all as provided in the Loan Agreement. Capitalized terms used and not otherwise defined in this Note shall have the meanings given to such terms in the Loan Agreement.






                       Page 1 of 2 Pages


THIS NOTE is a contract made under and shall be construed in accordance with and governed by the laws of the State of New
York.

PANDA CAYMAN INTERFUNDING
COMPANY


By:_____________________________________
Name:
Title: